Exhibit 99.(a)(35)

LAZARD RETIREMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND: By action of the Board of Directors of the Corporation, the fifty million (50,000,000) unissued shares of Service Shares Common Stock and fifty million (50,000,000) unissued shares of Investor Shares Common Stock of Lazard Retirement International Equity Concentrated Portfolio, par value one tenth of one cent ($.001) per share, with an aggregate par value of one hundred thousand dollars ($100,000), that the Corporation has authority to issue are hereby reclassified as fifty million (50,000,000) unissued shares of Service Shares Common Stock and fifty million (50,000,000) unissued shares of Investor Shares Common Stock of Lazard Retirement US Systematic Small Cap Equity Portfolio.

THIRD: The total number of shares of capital stock of all classes that the Corporation has authority to issue is two billion five hundred fifty million (2,550,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million five hundred fifty thousand dollars ($2,550,000.00), classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios, prior to the foregoing reclassification, as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Sustainable Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard Retirement International Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Quality Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Managed Equity Volatility Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Equity Franchise Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Listed Infrastructure Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Real Assets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000
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Portfolio	Shares Authorized

Lazard Retirement Emerging Markets Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Developing Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Dynamic Multi-Asset Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Opportunistic Strategies Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Enhanced Opportunities Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Unclassified	200,000,000

Total	2,550,000,000

FOURTH: As hereby classified and reclassified, the total number of shares of capital stock of all classes that the Corporation has authority to issue is two billion five hundred fifty million (2,550,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million five hundred fifty thousand dollars ($2,550,000.00), classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios (each, a “Portfolio”) as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000
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Portfolio	Shares Authorized

Lazard Retirement US Sustainable Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Systematic Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Quality Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Managed Equity Volatility Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Equity Franchise Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000
4

Portfolio	Shares Authorized

Lazard Retirement Global Listed Infrastructure Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Real Assets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Developing Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Dynamic Multi-Asset Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Opportunistic Strategies Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Enhanced Opportunities Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Unclassified	200,000,000

Total	2,550,000,000

FIFTH: The shares of Service Shares Common Stock and Investor Shares Common Stock of each Portfolio of the Corporation as classified immediately hereby (and all shares of Service Shares Common Stock and Investor Shares Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions

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of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)	As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Service Shares Common Stock and Investor Shares Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)	Assets of the Corporation attributable to the Service Shares Common Stock and the Investor Shares Common Stock of each Portfolio shall be invested in the same respective Portfolio.

(3)	Proceeds from the redemption of a share of Service Shares Common Stock or Investor Shares Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the registration statement of the Corporation from time to time.

(4)	The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(5)	Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

SIXTH: The Board of Directors of the Corporation has classified the authorized shares of capital stock as provided herein under the authority contained in its Charter.

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IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles Supplementary to be signed as of October 12, 2021 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Mark R. Anderson
Name: Mark R. Anderson
Title: Vice President

WITNESS:

Jessica Falzone

Name: Jessica Falzone

Title: Assistant Secretary

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